SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2005

CLOSURE MEDICAL CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	0-28748	56-1959623
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5250 Greens Dairy Road
Raleigh, North Carolina	27616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 876-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2005, Closure Medical Corporation (the “Company”) entered into Indemnification Agreements with each of its directors. On March 3, 2005, the Company, Johnson & Johnson and Holden Merger Sub, Inc., a wholly owned subsidiary of Johnson & Johnson (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Concurrently, Johnson & Johnson and the Company entered into letter agreements with certain executive officers of the Company modifying each such individual’s rights and obligations under their employment agreements with the Company. Immediately prior to entering into the Merger Agreement, the Company amended its Rights Agreement, dated as of July 30, 2001, between the Company and American Stock Transfer & Trust Company (the “Rights Agreement”).

Indemnification Agreements

On March 2, 2005, the Company entered into Indemnification Agreements (the “Indemnification Agreement”) with each of its directors (each an “Indemnitee”). Each Indemnification Agreement provides that the Indemnitee will be entitled to indemnification against Expenses (as defined in the Indemnification Agreement), judgments, penalties, fines and/or amounts paid in settlement that are incurred by the Indemnitee in connection with any threatened, pending or completed proceeding that the Indemnitee is, or is threatened to be made, a party to by reason of his Corporate Status (as defined in the Indemnification Agreement). In addition, the Indemnitee is entitled to advancement of all expenses incurred in connection with any such proceeding.

A copy of the form of Indemnification Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the full text of the form of Indemnification Agreement.

Merger Agreement

The Merger Agreement provides for a business combination whereby Merger Sub will merge with and into the Company (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation in the Merger. At the effective time of the Merger, each share of common stock of the Company (other than shares owned by the Company, Johnson & Johnson and Merger Sub) will be converted into the right to receive $27.00 in cash, without interest. Each outstanding Company stock option at the time of the closing will be cancelled in the Merger and the holder thereof shall be entitled to an amount of cash, without interest, equal to the difference between $27.00 and the exercise price of such stock option.

The Merger is subject to the approval of the Company’s stockholders. In addition, the Merger is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act, as well as other customary closing conditions.

The Company and Johnson & Johnson have made customary representations, warranties and covenants in the Merger Agreement, including the Company making covenants not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction.

The Merger Agreement contains certain termination rights for both the Company and Johnson & Johnson, and further provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be obligated to pay Johnson & Johnson a termination fee of $12.627 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

In connection with the execution of the Merger Agreement, on March 3, 2005, Johnson & Johnson entered into a Stockholder Agreement (the “Stockholder Agreement”) with certain stockholders of the Company pursuant to which such stockholders agreed to vote to approve and adopt the Merger Agreement and to take certain other actions in furtherance of the consummation of the Merger. A copy of the Stockholder Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Stockholder Agreement is qualified in its entirety by reference to the full text of the Stockholder Agreement.

Change in Control Letter Agreements

In connection with the execution of the Merger Agreement, on March 3, 2005, Johnson & Johnson and the Company entered into letter agreements (the “Letter Agreements”) with James F. Buck, William M. Cotter, J. Michael Hoban, Jerry Jonn, Bruce J. Krattenmaker, Daniel A. Pelak, Gabriel N. Szabo and Benny Ward (collectively, the “Executive Officers”) modifying such individual’s rights and obligations under their employment agreements with the Company. The Letter Agreements will be void and of no further force and effect if the Merger Agreement is terminated prior to the consummation of the Merger.

The Letter Agreements amend the employment agreements of all of the Executive Officers to (i) modify the benefits that the Company will be required to provide following the termination of the Executive Officer’s employment with the Company and (ii) provide that if the Executive Officer remains in continuous employment with the Company through the expiration of a certain period of time immediately following consummation of the Merger (in the case of Messrs. Pelak and Ward, three months, and in the case of the other Executive Officers, 12 months), he will receive a bonus (the “Retention Bonus”) in an amount equal to the cash severance payment that otherwise would have been payable in accordance with the terms of the Executive’s Officer’s employment agreement had the Executive Officer been involuntarily terminated or had resigned for “good reason” immediately following consummation of the Merger. The Retention Bonus is conditioned upon the Executive Officer providing a customary waiver and release of claims.

The Letter Agreements of the Executive Officers other than Messrs. Pelak and Ward provide that (i) the definition of “good reason” contained in the employment agreements is modified to exclude a change in duties and responsibilities due to the fact that the Company is no longer an independently publicly held company and has become a subsidiary of another company, (ii) the Executive Officer waives his rights to severance benefits in the event he is terminated for “cause” as defined in the employment agreements (iii) to the extent the Executive Officer remains employed with the Company during the twelve-month period immediately following the consummation of the Merger, the Executive

Officer will have the same base salary rate, the same title and the same general duties and responsibilities as in effect on the date of the execution of the Merger Agreement, (iv) to the extent the Executive Officer remains employed through the applicable payment date, the Executive Officer is eligible to receive an annual bonus with respect to the 2005 calendar year in an amount not less than the annual bonus paid in calendar year 2004 and (v) the Executive Officers will be granted stock options to acquire shares of Johnson & Johnson common stock.

A copy of the form of letter agreement to which the Executive Officers other than Messrs. Pelak and Ward are a party is attached hereto as Exhibit 10.3 and the form of letter agreement to which Messrs. Pelak and Ward are a party is attached hereto as Exhibit 10.4, and each is incorporated herein by reference. The foregoing description of the Letter Agreements is qualified in its entirety by reference to the full text of the forms of Letter Agreement.

Amendment to Rights Agreement

Immediately prior to the execution of the Merger Agreement, on March 3, 2005, the Company entered into an Amendment to Rights Agreement (the “Amendment”) with American Stock Transfer & Trust Company for the purpose of amending the Rights Agreement to render it inapplicable to the Merger Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated thereby.

A copy of the Amendment is attached hereto as Exhibit 10.5 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of March 3, 2005, among Johnson & Johnson, Holden Merger Sub, Inc. and Closure Medical Corporation.

10.1	Form of Indemnification Agreement between Closure Medical Corporation and each of the individuals listed on Schedule 10.1 thereto, which plans are identical in all material respects.

10.2	Stockholder Agreement, dated as of March 3, 2005, among Johnson & Johnson and the individuals and other parties listed on Schedule A attached thereto.

10.3	Form of Letter Agreement among Johnson & Johnson, Closure Medical Corporation and each of the individuals listed on Schedule 10.3 thereto, which letter agreements are identical in all material respects except as indicated in Schedule 10.3.

10.4	Form of Letter Agreement among Johnson & Johnson, Closure Medical Corporation and each of the individuals listed on Schedule 10.4 thereto, which letter agreements are identical in all material respects except as indicated in Schedule 10.4.

10.5	Amendment to Rights Agreement, dated as of March 3, 2005, between Closure Medical Corporation and American Stock Transfer & Trust Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOSURE MEDICAL CORPORATION (Registrant)

By:	/S/ BENNY WARD
Benny Ward Vice President of Finance and Chief Financial Officer

Dated: March 8, 2005

Exhibit Index

Exhibit

2.1	Agreement and Plan of Merger, dated as of March 3, 2005, among Johnson & Johnson, Holden Merger Sub, Inc. and Closure Medical Corporation.

10.1	Form of Indemnification Agreement between Closure Medical Corporation and each of the individuals listed on Schedule 10.1 thereto, which plans are identical in all material respects.

10.2	Stockholder Agreement, dated as of March 3, 2005, among Johnson & Johnson and the individuals and other parties listed on Schedule A attached thereto.

10.3	Form of Letter Agreement among Johnson & Johnson, Closure Medical Corporation and each of the individuals listed on Schedule 10.3 thereto, which letter agreements are identical in all material respects except as indicated in Schedule 10.3.

10.4	Form of Letter Agreement among Johnson & Johnson, Closure Medical Corporation and each of the individuals listed on Schedule 10.4 thereto, which letter agreements are identical in all material respects except as indicated in Schedule 10.4.

10.5	Amendment to Rights Agreement, dated as of March 3, 2005, between Closure Medical Corporation and American Stock Transfer & Trust Company.